Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-233676 on Form S-3 and Registration Statement Nos. 333-212888, 333-183339, 333-166978, 333-151079, 333-135126, 333-145843, and 333-265750 on Form S-8 of our report dated February 25, 2022, relating to the financial statements of Mercury Parent, LLC, appearing in this Annual Report on Form 10-K of ModivCare, Inc. for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Tempe, Arizona
February 23, 2024